EXHIBIT 99.1
Contacts:
Thad Trent
EVP Finance & Administration and CFO
(408) 943-2925

Ann Minooka
Vice President, Corporate Communications
(408) 456-1962
For Immediate Release
Cypress Reports Fourth Quarter and Year End 2018 Results

SAN JOSE, Calif., January 31, 2019 — Cypress Semiconductor Corporation (NASDAQ: CY), a leader in embedded solutions, today announced its fourth quarter and fiscal year 2018 results with the following highlights:

•	Record fiscal year revenue of $2.48 billion representing 6.7% year-over-year growth

•	Automotive fiscal year revenue grew 13% year-over-year

•	Fourth quarter revenue was $604.5 million and GAAP and non-GAAP gross margins were 37.3% and 47.8%, respectively

•	Fourth quarter GAAP and non-GAAP diluted EPS were 72 cents and 35 cents, respectively

•	Fiscal year 2018 cash from operations of $471.7 million increased 16.9% year-over-year

"Our disciplined execution in 2018 resulted in record fiscal year revenue, the achievement of our 2018 gross margin improvement plans that we committed to at our 2017 Analyst Day event, and EPS that grew significantly faster than revenue demonstrating the powerful leverage in our business model," said Hassane El-Khoury, Cypress’ president and chief executive officer. "While the current demand environment remains somewhat uncertain, we are focused on what we can control and we will continue disciplined investments that will drive many of today’s megatrends in the automotive, industrial and IoT markets."

Revenue and earnings for the fourth quarter and fiscal year 2018 are shown below with comparable periods:
(In thousands, except per-share data)

	GAAP¹			NON-GAAP[2]
	Q4 2018	Q3 2018	Q4 2017	Q4 2018	Q3 2018	Q4 2017
Revenue	$604,474	$673,035	$597,547	$604,474	$673,035	$597,547
Gross margin	37.3%	38.6%	37.2%	47.8%	47.0%	45.4%
Operating margin	0.5%	11.2%	7.0%	24.5%	24.7%	20.2%
Net income (loss)	$267,114	$50,695	$(34,014)	$130,990	$152,725	$104,684
Diluted EPS (loss)	$0.72	$0.14	$(0.10)	$0.35	$0.40	$0.28

	GAAP¹		NON-GAAP[2]
	FY 2018	FY 2017	FY 2018	FY 2017
Revenue	$2,483,840	$2,327,771	$2,483,840	$2,327,771
Gross margin	37.5%	33.6%	46.8%	42.2%
Operating margin	6.6%	3.4%	22.8%	16.8%
Net income (loss)	$354,592	$(80,915)	$508,975	$324,257
Diluted EPS (loss)	$0.95	$(0.24)	$1.36	$0.89

1.	In 2018, certain expenses were reclassified as part of cost of revenue. Historical results have been conformed with the 2018 presentation.

2.	See “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables (“Non-GAAP Results” tables) included below.

BUSINESS REVIEW
During the fourth quarter, Cypress expanded its connect and compute portfolio for consumer Internet of Things (IoT) and automotive applications and strengthened its software offerings. Highlights included:

+ Cypress addressed the growing need for IoT edge processing with the addition of a new microcontroller (MCU) product to its ultra-low-power and secure PSoC® 6 family. The new PSoC 6 MCU includes expanded embedded memory to support compute-intensive algorithms, connectivity stacks and data logging.

+ Cypress expanded its industry-leading wireless connectivity portfolio for automotive infotainment with a trio of new products, including its first Wi-Fi 6 (802.11ax) and Bluetooth® combo solution. Wi-Fi 6 enables gigabit-level throughput and improves reliability for content streaming to multiple devices at once. The Wi-Fi 6 combo solution allows multiple users to connect and seamlessly stream unique content to as many as 10 mobile devices simultaneously via Cypress’ Real Simultaneous Dual Band (RSDB) architecture. Cypress also introduced two Wi-Fi 5 (802.11ac) and Bluetooth combo solutions, empowering car makers and automotive system suppliers with a scalable platform solution to address a wide range of vehicles with a uniform software architecture that minimizes development and system integration costs.

+ Cypress strengthened its IoT portfolio with the launch of our Cirrent software and cloud services platform for consumer Wi-Fi® products, which allows IoT products to easily connect to a customer’s home network and stay connected, providing an outstanding user experience and significant return on investment to OEMs by reducing support costs and product returns. Cirrent’s ZipKey® Wi-Fi Onboarding and IoT Network Intelligence software lets users set up products without typing in passwords and ensures products stay connected even when network names and passwords are changed.

+ Cypress introduced an automotive-qualified USB-C controller with USB Power Delivery (PD) that enables fast charging of portable electronics in vehicles. The Automotive EZ-PD™ CCG3PA controller delivers a plug-and-play user experience to automotive charging ports by providing support for current and legacy charging standards. As the standards continue to evolve, compliance and interoperability pose an ongoing challenge, but the programmable controller overcomes these issues with its firmware upgradeability. Additionally, the controller offers a high level of integration that minimizes bill-of-material cost and simplifies designs, replacing multiple discrete components.

+ Cypress introduced the Excelon™ LP Ferroelectric Random Access Memory (F-RAM™), the industry’s most energy-efficient nonvolatile RAM, which delivers instant-write capabilities with virtually unlimited endurance. This solution is ideal for the latest-generation of portable medical and wearable devices and other IoT applications that demand nonvolatile memories to continuously log an increasing amount of user and sensor data while using as little power as possible. The Excelon LP F-RAM enables these applications to perform mission-critical data logging requirements while maximizing battery life.

+ Cypress paid a cash dividend of $39.7 million, or $0.11 per share, to holders of record of the Company’s common stock as of the close of business on December 27, 2018. The dividend was equivalent to a 3.5% annualized yield as of December 28, 2018. This dividend was paid on January 17, 2019.

REVENUE SUMMARY
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	December 30, 2018	September 30, 2018	December 31, 2017	Sequential Change	Year-over-year Change
Business Unit[1]
MCD	$355,793	$413,413	$357,247	(13.9)%	(0.4)%
MPD	$248,681	$259,622	$240,300	(4.2)%	3.5%
Total	$604,474	$673,035	$597,547	(10.2)%	1.2%

	Three Months Ended
	December 30, 2018	September 30, 2018	December 31, 2017
End Market
Industrial	20.0%	19.6%	17.5%
Automotive	35.5%	31.0%	30.2%
Consumer	25.2%	32.0%	32.1%
Enterprise	19.4%	17.4%	20.1%
Total	100%	100%	100%

1.
The Microcontroller and Connectivity Division ("MCD") includes microcontroller, automotive and connectivity products and the Memory Products Division ("MPD") includes RAM, Flash and AgigA Tech products.

FIRST QUARTER 2019 FINANCIAL OUTLOOK

For the first quarter of 2019, Cypress estimates financial results as follows:

	GAAP¹	Non-GAAP
Revenue	$520 million to $550 million
Gross Margin	36.0% - 37.0%	46.0% - 46.5%
Diluted EPS	$0.00 to $0.04	$0.22 to $0.26

1.	GAAP outlook does not include any impact from the planned disposition of our NAND business to the joint venture with SK Hynix system ic Inc., which is expected to occur in the second quarter of 2019.

A reconciliation of GAAP forward-looking estimates to non-GAAP forward-looking estimates may be found in the tables at the end of this earnings report.

The timing and amount of certain material items, including restructuring charges, asset impairments, changes in value of deferred compensation assets and liabilities, impact of stock-based compensation from modification of equity awards, and the tax impact of non-GAAP adjustments, which are needed to estimate forward-looking GAAP financial measures, are either inherently unpredictable or outside the control of the Company, and may have a significant impact on the Company’s financial results.

CONFERENCE CALL AND WEBCAST INFORMATION

Cypress will host its quarterly conference call on January 31, 2019 at 1:30 p.m. Pacific Standard Time to discuss its fourth quarter and fiscal year 2018 results and outlook for the first quarter of 2019.

All interested parties may dial 517-308-9119 and provide the passcode “Cypress” to listen to the call. The event will be broadcast over the Internet and may be accessed through Cypress’ website at www.cypress.com/investors. The archived presentation will be available for two weeks immediately following the event.

FOLLOW CYPRESS ONLINE

Join the Cypress Developer Community 3.0, read our blog, follow us on Twitter, Facebook and LinkedIn, and watch Cypress videos on our Video Library or YouTube.

ABOUT CYPRESS

Cypress is a leader in advanced embedded solutions for the world’s most innovative automotive, industrial, smart home appliances, consumer electronics and medical products. Cypress’ microcontrollers, wireless and USB-based connectivity solutions, analog ICs, and reliable, high-performance memories help engineers design differentiated products and get them to market first. Cypress is committed to providing customers with the best support and development resources on the planet enabling them to disrupt markets by creating new product categories. To learn more, go to www.cypress.com.

NON-GAAP FINANCIAL MEASURES
To supplement its condensed consolidated unaudited financial results presented in accordance with GAAP, Cypress uses the non-GAAP financial measures listed below, which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in more detail below.

•	Non-GAAP gross profit;

•	Non-GAAP gross margin;

•	Non-GAAP cost of revenues;

•	Non-GAAP interest and other expense, net;

•	Non-GAAP research and development expenses;

•	Non-GAAP selling, general and administrative expenses;

•	Adjusted EBITDA;

•	Non-GAAP income tax provision (benefit);

•	Non-GAAP pre-tax profit;

•	Non-GAAP pre-tax profit margin;

•	Non-GAAP operating income (loss);

•	Non-GAAP operating margin;

•	Non-GAAP net income (loss);

•	Non-GAAP diluted earnings (loss) per share; and

•	Free cash flow.

Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company's operations which, when viewed in conjunction with Cypress' GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company's business and operations.
The Company presents non-GAAP financial measures because management uses these measures to analyze and assess the Company's financial results and to manage the business.
There are limitations in using non-GAAP financial measures, including those discussed below. Moreover, the Company’s non-GAAP measures may be calculated differently than the non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement and should be viewed in conjunction with GAAP financial measures.

As presented in the Non-GAAP Results tables in this press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition-related charges: Acquisition-related charges are not factored into management's evaluation of Cypress' long-term performance after the completion of acquisitions. However, a limitation of non-GAAP measures that exclude acquisition-related charges is that these charges may represent payments that reduce the cash available to the Company for other purposes. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, including purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements;

•	Amortization of step-up in value of inventory recorded as part of purchase price accounting; and

•
One-time charges associated with the completion of an acquisition including items such as contract termination costs, severance and other acquisition-related restructuring costs; costs incurred in connection with integration activities; and legal and accounting costs.

Stock-based compensation expense: Stock-based compensation expense relates primarily to employee stock options, restricted stock units, performance stock units and the employee stock purchase plan. Stock-based compensation expense is a non-cash expense that is affected by changes in market factors including the price of Cypress’ common shares, which are not within the control of management. In addition, the valuation of stock-based compensation is subjective, and the expense recognized by Cypress may be significantly different than the expense recognized by other companies for similar equity awards, which makes it difficult to assess Cypress’ results compared to its competitors. Accordingly, management excludes this item from its internal operating forecasts and models. However, a limitation of non-GAAP measures that exclude stock-based compensation expense is that they do not reflect the full costs of compensating employees.

Other adjustments: Other items are excluded from non-GAAP financial measures because management does not consider them to be related to the core operating activities and ongoing operating performance of Cypress. Excluding these items, which can vary significantly from quarter to quarter, allows management to better compare Cypress’ period-over-period performance. However, limitations of non-GAAP measures that exclude these items include that these adjustments are often subjective and such non-GAAP measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. Other adjustments primarily include:

•	Revenue from an intellectual property license,

•	Changes in value of deferred compensation plan assets and liabilities,

•	Investment-related gains or losses, including equity method investments,

•	Restructuring and related costs,

•	Loss on extinguishment of debt,

•	Amortization of debt issuance costs, discounts and imputed interest related to the equity component of convertible debt,

•	Asset impairments,

•	Tax effects of non-GAAP adjustments,

•
Income tax adjustment related to the use of the net operating loss, non-cash impact of not asserting indefinite reinvestment on earnings of our foreign subsidiaries, deferred tax expense not affecting taxes payable (i.e. release of valuation allowance), and non-cash expense (benefit) related to uncertain tax positions

•	Certain other expenses and benefits, and

•
Diluted weighted average shares non-GAAP adjustment - for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to include the impact of non-GAAP adjustments on the number of diluted shares underlying stock-

based compensation awards and the impact of the capped call transactions related to the convertible notes.

Adjusted EBITDA: Adjusted EBITDA is calculated by adjusting net income (loss) attributable to Cypress to exclude (without duplication): interest expense, income tax provision, depreciation, amortization, equity in net loss of equity method investees, and the non-GAAP adjustments described above (acquisition related charges, stock-based compensation expense, and other adjustments). Commencing in the second quarter of 2018, Cypress reconciles adjusted EBITDA to GAAP net income rather than operating income; prior period reconciliation tables have been revised to conform to the current presentation. Adjusted EBITDA may be useful to management, investors and other users of our financial information because the exclusion of certain gains, losses, and expenses facilitates comparisons of Cypress' operating performance on a period to period basis. Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the business. In addition, adjusted EBITDA should not be considered as a substitute for, or superior to net income attributable to Cypress, operating income, or diluted earnings per share, or other financial measures prepared in accordance with GAAP.

Free Cash Flow: Free cash flow is calculated as net cash provided by (used in) operating activities, less acquisition of property, plant and equipment, net (i.e., acquisition of property, plant and equipment less proceeds received from disposition of property, plant and equipment). We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, repurchasing stock, making strategic acquisitions, repayment of debt, and strengthening the balance sheet. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net increase in cash and cash equivalents and restricted cash as presented in the Company’s condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the future are forward-looking statements as such term is used in the Private Securities Litigation Reform Act of 1995. We may use words such as “may,” "will," “should,” “plan,” “anticipate,” “believe,” “expect,” “future,” “intend,” “estimate,” “predict,” “potential,” “continue” or similar expressions identify forward-looking statements. This press release includes, among others, forward-looking statements regarding our first quarter financial outlook (as well as the related GAAP to non-GAAP reconciling items). Our forward-looking statements are based on the expectations, beliefs, and intentions of, and the information available to, our executive management on the date of this press release. Forward-looking statements involve risks and uncertainties, and readers are cautioned not to place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential tariffs and other disruptions in the international trade and investment environment; global economic and market conditions; our ability to execute on our Cypress 3.0 strategy and our margin improvement plan; risks related to paying down our indebtedness and meeting the covenants in our debt agreements; our efforts to retain and expand our customer base; business conditions and growth trends in the semiconductor market; competition; volatility in supply and demand for our products, including but not limited to the impact of seasonality on supply and demand; our ability to develop, introduce and sell new products and technologies; potential problems relating to our manufacturing activities; reliance on distributors, resellers, third-party manufacturers, and others; risks related to our “take or pay” agreements with certain vendors; the risk of defects, errors, or security vulnerabilities in our products; the impact of acquisitions; our ability to attract and retain key personnel; the unpredictability and expense of legal proceedings; and other risks and uncertainties described in the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and “Quantitative and Qualitative Disclosures about Market Risk” sections in our most recent Annual Report on Form 10-K and in our subsequent quarterly filings with the Securities and

Exchange Commission which are available on our investor relations website at http://investors.cypress.com/financial-information/sec-filings. We assume no responsibility to update our forward-looking statements.

Cypress, the Cypress logo and PSoC are registered trademarks and Excelon, F-RAM and EZ-PD are trademarks of Cypress Semiconductor Corporation. ZipKey is a registered trademark of Cirrent, Inc. All other trademarks are property of their owners.

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 30, 2018	December 31, 2017
ASSETS
Cash, cash equivalents and short-term investments	$285,720	$151,596
Accounts receivable, net	324,274	295,991
Inventories	292,093	272,127
Assets held for sale	13,510	—
Property, plant and equipment, net	282,986	289,554
Goodwill and other intangible assets, net	1,864,340	2,154,592
Other assets	630,292	373,190
Total assets	$3,693,215	$3,537,050
LIABILITIES AND EQUITY
Accounts payable	$210,715	$213,101
Income tax liabilities	53,469	52,006
Revenue reserves, deferred margin and other liabilities	437,757	497,838
Revolving credit facility and long-term debt	874,235	956,513
Total liabilities	1,576,176	1,719,458
Total Cypress stockholders' equity	2,115,734	1,816,536
Non-controlling interest	1,305	1,056
Total equity	2,117,039	1,817,592
Total liabilities and equity	$3,693,215	$3,537,050

CYPRESS SEMICONDUCTOR CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
ON A GAAP BASIS
(In thousands, except per-share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Revenues	$604,474	$673,035	$597,547	$2,483,840	$2,327,771
Cost of revenues¹	379,264	413,320	375,162	1,552,385	1,545,837
Gross profit	225,210	259,715	222,385	931,455	781,934
Research and development¹	82,379	91,691	94,566	363,996	362,931
Selling, general and administrative¹	140,091	92,943	86,125	403,031	340,910
Total operating expenses	222,470	184,634	180,691	767,027	703,841
Operating income (loss)	2,740	75,081	41,694	164,428	78,093
Interest and other expense, net	(20,489)	(15,059)	(21,563)	(67,845)	(75,947)
(Loss) income before income taxes and non-controlling interest	(17,749)	60,022	20,131	96,583	2,146
Income tax benefit (provision)	331,447	(5,618)	2,773	315,618	(11,157)
Share in net loss and impairment of equity method investees	(46,497)	(3,657)	(56,930)	(57,370)	(71,772)
Net income (loss)	267,201	50,747	(34,026)	354,831	(80,783)
Net (gain) loss attributable to non-controlling interests	(87)	(52)	12	(239)	(132)
Net income (loss) attributable to Cypress	$267,114	$50,695	$(34,014)	$354,592	$(80,915)
Net income (loss) per share attributable to Cypress:
Basic	$0.74	$0.14	$(0.10)	$0.99	$(0.24)
Diluted	$0.72	$0.14	$(0.10)	$0.95	$(0.24)
Cash dividend declared per share	$0.11	$0.11	$0.11	$0.44	$0.44
Shares used in net income (loss) per share calculation:
Basic	361,616	361,631	343,011	359,324	333,451
Diluted	369,638	374,266	343,011	372,178	333,451

1.	In 2018, certain expenses were reclassified as part of cost of revenue and operating expenses. Historical results have been conformed with the 2018 presentation.

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per-share data)
(Unaudited)

Table A: GAAP to Non-GAAP reconciling items: Three Months Ended Q4 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$379,264	$82,379	$140,091	$(66,986)
[1] Stock based compensation	3,842	6,395	9,166	—
[2] Changes in value of deferred compensation plan	(468)	(2,377)	(2,726)	5,401
[3] Loss on assets held for sale¹	10,869	—	65,722	—
[4] Share in net loss and impairment of equity method investees²	—	—	—	46,496
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,338
[6] Amortization of debt issuance costs	—	—	—	908
[7] Amortization of intangible assets	49,583	—	4,310	—
[8] Litigation settlement and other	—	(309)	(159)	159
[9] Restructuring charges	135	944	437	—
Non - GAAP [ii]	$315,303	$77,726	$63,341	$(10,684)
Impact of reconciling items [ii - i]	$(63,961)	$(4,653)	$(76,750)	$56,302

1.	Relates to our entry into a definitive agreement to divest the NAND business

2.	Includes $41.5 million impairment charge recorded for the investment in Deca Technologies Inc.

Table B: GAAP to Non-GAAP reconciling items: Three Months Ended Q3 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$413,320	$91,691	$92,943	$(18,716)
[1] Stock-based compensation	5,120	8,206	10,869	—
[2] Changes in value of deferred compensation plan	136	667	768	(1,108)
[3] Share in net loss of equity method investees	—	—	—	3,657
[4] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	6,782
[5] Amortization of acquisition-related intangible assets and other	51,565	—	4,310	—
[6] Restructuring charges	(340)	516	9,815	—
[7] Litigation settlement and other	—	—	(486)	(1,286)
Non - GAAP [ii]	$356,839	$82,302	$67,667	$(10,671)
Impact of reconciling items [ii - i]	$(56,481)	$(9,389)	$(25,276)	$8,045

Table C: GAAP to Non-GAAP reconciling items: Three Months Ended Q4 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$375,162	$94,566	$86,125	$(78,493)
[1] Stock based compensation	3,000	8,050	12,014	—
[2] Changes in value of deferred compensation plan	92	389	617	(1,210)
[3] Merger, integration, related costs and adjustments related to assets held for sale	1,334	—	(135)	11
[4] Share in net loss and impairment of equity method investees[1]	—	—	—	56,930
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	3,378
[6] Loss on extinguishment of Spansion convertible notes	—	—	—	4,250
[7] Amortization of debt issuance costs	—	—	—	1,011
[8] Amortization of intangible assets	44,199	—	5,025	—
[9] Settlement charges and other	—	—	(1,000)	151
[10] Restructuring charges	317	3,205	2,097	—
Non - GAAP [ii]	$326,220	$82,922	$67,507	$(13,972)
Impact of reconciling items [ii - i]	$(48,942)	$(11,644)	$(18,618)	$64,521

1. Includes $51.2 million impairment charge recorded for the investment in Enovix Corporation

Table D: GAAP to Non-GAAP reconciling items: Twelve Months Ended Q4 2018
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$1,552,385	$363,996	$403,031	$(125,215)
[1] Stock based compensation, including costs related to modification of equity awards	16,531	35,115	44,319	—
[2] Changes in value of deferred compensation plan	(169)	(971)	(1,036)	2,904
[3] Share in net loss and impairment of equity method investees¹	—	—	—	57,369
[4] Amortization of intangible assets	200,024	—	18,125	—
[5] Imputed interest on convertible debt, equity component amortization on convertible debt and others	—	—	—	17,966
[6] Amortization of debt issuance cost	—	—	—	1,981
[7] Settlement charges and other	—	(309)	(645)	(1,111)
[8] Restructuring charges	3,271	1,785	11,785	—
[9] Loss on extinguishment of Spansion convertible notes	—	—	—	3,258
[10] Loss on assets held for sale²	10,869	—	65,722	—
[11] Gain on sale on cost method investment	—	—	(1,521)	—
Non - GAAP [ii]	$1,321,859	$328,376	$266,282	$(42,848)
Impact of reconciling items [ii - i]	$(230,526)	$(35,620)	$(136,749)	$82,367

1.	Includes $41.5 million impairment charge recorded for the investment in Deca Technologies Inc.

2.	Relates to our entry into a definitive agreement to divest the NAND business

Table E: GAAP to Non-GAAP reconciling items: Twelve Months Ended Q4 2017
	Cost of revenues	Research and development	Selling, general and administrative	Interest and other expense, net
GAAP [i]	$1,545,837	$362,931	$340,910	$(147,720)
[1] Stock based compensation, including costs related to modification of equity awards	15,605	36,804	39,172	—
[2] Changes in value of deferred compensation plan	602	2,826	3,936	(6,087)
[3] Merger, integration, related costs and adjustments related to assets held for sale	5,357	(96)	(1,057)	10
[4] Inventory Step-up related to acquisition accounting	3,736	—	—	—
[5] Share in net loss and impairment of equity method investees¹	—	—	—	71,772
[6] Amortization of intangible assets	174,981	—	20,274	—
[7] Imputed interest on convertible debt and others	—	—	—	20,538
[8] Settlement charges and other	—	—	2,500	844
[9] Restructuring charges	548	5,915	2,625	—
[10] Loss on extinguishment of Spansion convertible notes	—	—	—	4,250
Non - GAAP [ii]	$1,345,008	$317,482	$273,460	$(56,393)
Impact of reconciling items [ii - i]	$(200,829)	$(45,449)	$(67,450)	$91,327

1. Includes $51.2 million impairment charge recorded for the investment in Enovix Corporation.

Table F: Non-GAAP gross profit	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17

GAAP gross profit	$225,210	$259,715	$222,385	$931,455	$781,934
Impact of reconciling items on cost of revenues (Table A, B, C, D and E)	63,961	56,481	48,942	230,526	200,829
Non-GAAP gross profit	$289,171	$316,196	$271,327	$1,161,981	$982,763
GAAP gross margin (GAAP gross profit/revenue)	37.3%	38.6%	37.2%	37.5%	33.6%
Non-GAAP gross margin (Non-GAAP gross profit/revenue)	47.8%	47.0%	45.4%	46.8%	42.2%

Table G: Non-GAAP operating income	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP operating income [i]	$2,740	$75,081	$41,694	$164,428	$78,093
Impact of reconciling items on cost of revenues (see Table A, B, C, D, E)	63,961	56,481	48,942	230,526	200,829
Impact of reconciling items on R&D (see Tables A, B, C, D, E)	4,653	9,389	11,644	35,620	45,449
Impact of reconciling items on SG&A (see Tables A, B, C, D, E)	76,750	25,276	18,618	136,749	67,450
Non-GAAP operating income [ii]	$148,104	$166,227	$120,898	$567,323	$391,821
Impact of reconciling items on operating income [ii - i]	$145,364	$91,146	$79,204	$402,895	$313,728
GAAP operating margin (GAAP operating income / revenue)	0.5%	11.2%	7.0%	6.6%	3.4%
Non-GAAP operating margin (Non-GAAP operating income / revenue)	24.5%	24.7%	20.2%	22.8%	16.8%

Table H: Non-GAAP pre-tax profit	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP (loss) income before income taxes and non-controlling interest ("Pre-tax income")	$(17,749)	$60,022	$20,131	$96,583	$2,146
Share in net loss and impairment of equity method investees	(46,497)	(3,657)	(56,930)	(57,370)	(71,772)
Impact of reconciling items on operating income (see Table G)	145,364	91,146	79,204	402,895	313,728
Impact of reconciling items on interest and other expense, net (see Table A, B, C, D, E)	56,302	8,045	64,521	82,367	91,327
Non-GAAP pre-tax profit	$137,420	$155,556	$106,926	$524,475	$335,429
GAAP pre-tax profit margin (GAAP pre-tax income/revenue)	(2.9)%	8.9%	3.4%	3.9%	0.1%
Non-GAAP pre-tax profit margin (Non-GAAP pre-tax profit/revenue)	22.7%	23.1%	17.9%	21.1%	14.4%

Table I: Non-GAAP income tax expense	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP income tax (benefit) provision [i]	$(331,447)	$5,618	$(2,773)	$(315,618)	$11,157
[1] Stock-based compensation	4,075	5,081	8,073	20,152	32,054
[2] Changes in value of deferred compensation plan	(36)	97	(39)	153	447
[3] Merger, integration, related costs and adjustments related to assets held for sale	57	—	424	57	1,475
[4] Inventory step-up related to acquisition accounting	—	—	—	—	1,308
[5] Share in net loss and impairment of equity method investees	9,764	768	19,926	12,047	25,120
[6] Imputed interest on convertible debt, equity component amortization on convertible debt and others	892	1,424	1,536	3,964	5,218
[7] Amortization of debt issuance costs	—	—	—	225	1,971
[8] Amortization of acquisition-related intangible assets and other	11,202	11,734	17,228	45,696	68,339
[9] Restructuring charges	318	2,098	1,967	3,537	3,181
[10] Settlement charges	(6)	—	(350)	(6)	875
[11] Loss on extinguishment of Spansion convertible notes	16,084	—	1,488	16,768	1,488
[12] Gain on sale of cost method investment	—	—	—	(319)	—
[13] Uncertain tax positions	(3,945)	(2,159)	(3,769)	(8,815)	(6,228)
[14] Valuation allowance release, utilization of NOLs including excess tax benefits, and others**	299,385	(21,882)	(41,457)	237,420	(135,365)
Non-GAAP income tax expense [ii]*	$6,343	$2,779	$2,254	$15,261	$11,040
Impact of reconciling items on income tax provision [i - ii]	$(337,790)	$2,839	$(5,027)	$(330,879)	$117

*Tax impact of Non-GAAP adjustments is calculated by using the federal statutory rate of 21% and 35% for 2018 and 2017, respectively.

** Other items include but are not limited to deferred tax expense not affecting income tax payable.

Table J: Non-GAAP net income	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP net income (loss) attributable to Cypress	$267,114	$50,695	$(34,014)	$354,592	$(80,915)
Impact of reconciling items on operating income (see Table G)	145,364	91,146	79,204	402,895	313,728
Impact of reconciling items on interest and other expense, net (see Table A, B, C, D, E)	56,302	8,045	64,521	82,367	91,327
Impact of reconciling items on income tax provision (see Table I)	(337,790)	2,839	(5,027)	(330,879)	117
Non-GAAP net income	$130,990	$152,725	$104,684	$508,975	$324,257

Table K: Weighted-average shares, diluted	Three Months Ended
	Q4'18		Q3'18		Q4'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	361,616	361,616	361,631	361,631	343,011	343,011
Effect of dilutive securities:
Stock options, unvested restricted stock and other	6,482	11,709	7,096	12,468	—	14,003
Convertible notes	1,540	1,540	5,539	3,234	—	12,110
Weighted-average common shares outstanding, diluted	369,638	374,865	374,266	377,333	343,011	369,124

Table L: Weighted-average shares, diluted	Twelve Months Ended
	Q4'18		Q4'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Weighted-average common shares outstanding, basic	359,324	359,324	333,451	333,451
Effect of dilutive securities:
Stock options, unvested restricted stock and other	7,754	13,319	—	14,838
Convertible notes	5,100	2,705	—	16,851
Weighted-average common shares outstanding, diluted	372,178	375,348	333,451	365,140

Table M: Earnings (loss) per share	Three Months Ended
	Q4'18		Q3'18		Q4'17
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table J) [i]	$267,114	$130,990	$50,695	$152,725	$(34,014)	$104,684
Weighted-average common shares outstanding, diluted (see Table K) [ii]	369,638	374,865	374,266	377,333	343,011	369,124
Earnings per share - diluted [i/ii]	$0.72	$0.35	$0.14	$0.40	$(0.10)	$0.28

Table N: Earnings (loss) per share	Twelve Months Ended
	Q4'18		Q4'17
	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) (see Table J) [i]	$354,592	$508,975	$(80,915)	$324,257
Weighted-average common shares outstanding, diluted (see Table L) [ii]	372,178	375,348	333,451	365,140
Earnings (loss) per share - diluted [i/ii]	$0.95	$1.36	$(0.24)	$0.89

Table O: Adjusted EBITDA	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP net income (loss) attributable to Cypress	$267,114	$50,695	$(34,014)	$354,592	$(80,915)
Interest and other expense, net	(20,489)	(15,059)	(21,563)	(67,845)	(75,947)
Income tax provision	331,447	(5,618)	2,773	315,618	(11,157)
Share in net loss of and impairment of equity method investees	(46,497)	(3,657)	(56,930)	(57,370)	(71,772)
Net gain (loss) attributable to non-controlling interests	(87)	(52)	12	(239)	(132)
GAAP operating income	$2,740	$75,081	$41,694	$164,428	$78,093
Impact of reconciling items on operating income (see Table G)	145,364	91,146	79,204	402,895	313,728
Non-GAAP operating income	$148,104	$166,227	$120,898	$567,323	$391,821
Depreciation	16,527	16,393	18,701	66,299	67,578
Adjusted EBITDA	$164,631	$182,620	$139,599	$633,622	$459,399

Table P: Free cash flow	Three Months Ended			Twelve Months Ended
	Q4'18	Q3'18	Q4'17	Q4'18	Q4'17
GAAP net cash provided by operating activities	$142,215	$187,073	$201,541	$471,700	$403,487
Acquisition of property, plant and equipment, net	(5,069)	(15,448)	(7,790)	(63,130)	(51,944)
Free cash flow	$137,146	$171,625	$193,751	$408,570	$351,543

CYPRESS SEMICONDUCTOR CORPORATION
SUPPLEMENTAL FINANCIAL DATA
(In thousands except financial ratios and per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 30, 2018	September 30, 2018	December 31, 2017	December 30, 2018	December 31, 2017
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$142,215	$187,073	$201,541	$471,700	$403,487
Net cash (used in) provided by investing activities	$(5,988)	$(22,316)	$(6,036)	$(49,690)	$(14,429)
Net cash (used in) provided by financing activities	$(55,252)	$(72,730)	$(175,472)	$(287,886)	$(357,634)
Other Supplemental Data (Preliminary):
Capital expenditures, net	$5,069	$15,448	$7,790	$63,130	$51,944
Depreciation	$16,527	$16,393	$18,701	$66,299	$67,578
Payment of dividend	$39,772	$39,447	$36,670	$157,364	$144,749
Dividend paid per share	$0.11	$0.11	$0.11	$0.44	$0.44
Total debt (principal amount)	$935,838	$936,518	$1,061,414	$935,838	$1,061,414
Net leverage ratio¹	1.03	1.20	1.98	1.03	1.98
Cash Income Tax	$6,343	$2,779	$2,254	$15,261	$11,040

1.	Total debt (principal amount) less cash / Last 12 months Adjusted EBITDA

CYPRESS SEMICONDUCTOR CORPORATION
RECONCILIATION OF GAAP FORWARDING LOOKING ESTIMATES TO NON-GAAP FORWARD LOOKING ESTIMATES

	Q1'19 GAAP estimate ¹(A)	Adjustments (B)			Q1'19 Non-GAAP estimate (C)=(A)+(B)
		Amortization of intangibles	Stock-based compensation expense	Other items
Gross Margin	36.0% - 37.0%	8.5% - 9.0%	0.7%	0.3%	46.0% - 46.5%
Diluted earnings per share	$0.00 to $0.04	$0.14	$0.05	$0.03	$0.22 to $0.26

1. GAAP outlook does not include any impact from the planned disposition of our NAND business to the joint venture with SK Hynix system ic Inc., which is expected to occur in the second quarter of 2019.

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